UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 13, 2003

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, King of Prussia, PA  19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Item 7.           Exhibits.

The exhibit listed on the Exhibit Index (following this Report’s signature page) is furnished with this Report.

Item 9.           Regulation FD Disclosure

In accordance with SEC Release No. 33-8216, the following information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.”  The information (including the exhibit incorporated into this Item 9 by reference) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

On May 13, 2003, Vicuron Pharmaceuticals Inc. issued a press release which reported its first quarter 2003 financial results.  A copy of the press release is attached hereto as an exhibit and is incorporated by reference herein in its entirety.

Vicuron’s press release contains pro forma net loss and pro forma net loss per share measures, which are not in accordance with, or are an alternative to, GAAP (Generally Accepted Accounting Principles) financial measures and may be different from pro forma net loss measures presented by other companies.  Vicuron’s pro forma net loss has been adjusted to exclude the effect of a write off of In Process Research and Development, or IP R&D, arising in connection with Vicuron’s merger with Biosearch Italia S.p.A., which was completed in the three months ended March 31, 2003.  No other write-off of IP R&D has occurred for Vicuron within the past two years, nor does Vicuron’s management expect a similar write-off to recur in the next two years.  Vicuron’s management believes that the presentation of this pro forma measure is useful to investors and other interested persons because, by excluding the extraordinary merger-related charge, this measure provides users of the financial statements with greater insight into the factors contributing to Vicuron’s operating results.

The following table reconciles this non-GAAP measure to Vicuron’s GAAP net loss:

RECONCILIATION OF PRO FORMA NET LOSS TO GAAP NET LOSS

(in thousands, except per share data)

Three Months Ended March 31, 2003
(unaudited)
Pro Forma Net Loss	$(12,700)
Write off of In-Process R&D	(94,500)
GAAP Net Loss	$(107,200)

Pro Forma Net Loss Per Share	$(0.37)
Write off of In-Process R&D Per Share	(2.78)
GAAP Net Loss Per Share	$(3.15)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.
(Registrant)

Date:	May 19, 2003	By:	/s/ G. F. Horner III
George F. Horner III
President and Chief Executive Officer

EXHIBIT INDEX

                Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description
99.1	Press release of Vicuron Pharmaceuticals Inc. dated May 13, 2002, reporting its first quarter 2003 financial results.